THIRD AMENDMENT TO THE

AGL RESOURCES INC.

1998 COMMON STOCK EQUIVALENT PLAN FOR NON-EMPLOYEE DIRECTORS

This Third Amendment to the AGL Resources Inc. 1998 Common Stock Equivalent Plan for Non-Employee Directors (the "Plan") is made and entered by AGL Resources Inc. (the "Company") as of this 23rd day of October, 2002. Capitalized terms used herein but not otherwise defined shall have the meanings given such terms in the Plan.

W I T N E S S E T H:

WHEREAS, the Company sponsors the Plan to attract qualified directors and to provide certain benefits to the non-employee members of the Board of Directors of the Company; and

WHEREAS, the Company desires to amend the Plan to provide for the conversion of meeting fees into CSEs on a semi-annual basis; and

WHEREAS, Section 8 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time;

WHEREAS, the Board of Directors has adopted a resolution authorizing the following amendment to the Plan;

NOW, THEREFORE, BE IT RESOLVED, that effective as of September 1, 2002, the Plan is hereby amended as follows:

1.

Section 2(k) of the Plan is amended by deleting that section in its entirety and by substituting in lieu thereof the following:

"2(k) 'Fair Market Value' shall mean, as of any date of determination, the most recent closing price per share of the Common Stock as published in the Eastern Edition of The Wall Street Journal report on the New York Stock Exchange Composite Transactions (or other established exchange on which the Common Stock is listed)."

2.

Section 5 of the Plan is amended by deleting that section in its entirety and by substituting in lieu thereof the following:

"5. Conversion of Deferred Amounts to Common Stock Equivalents. All Deferred Amounts credited to a Participant's Account shall be converted into CSEs as follows: (i) Deferred Amounts representing annual retainer shall be converted into CSEs on the dates that such annual retainers would have been paid in cash to the Director, and (ii) Deferred Amounts representing meeting fees shall be aggregated and converted into CSEs on June 15 and December 15 of each calendar year, based on the number of meetings attended in the prior six-month period. Deferred Amounts shall be converted into a number of CSEs equal to the number of shares of Common Stock, calculated to three decimal places, that could be purchased with such Deferred Amounts on the date of conversion to CSEs, at a per share price equal to the Fair Market Value of the Common Stock on such date."

3.

Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.

AGL RESOURCES INC.

By: /s/ Melanie M. Platt

Melanie M. Platt

Senior Vice President